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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)  December 10, 1996

                     NEW ENGLAND INVESTMENT COMPANIES, L.P.
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             (Exact name of registrant as specified in its charter)

             Delaware             1-9468              13-3405992
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          (State or other       (Commission          (IRS Employer
          jurisdiction          File Number)       Identification No.)
          of incorporation)

399 Boylston Street, Boston, Massachusetts                                 02116
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            (Address of principal executive offices)     (Zip Code)

        Registrant's telephone number, including area code(617) 578-3500
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Item 2.           Acquisition or Disposition of Assets

          On December 10, 1996 (the "Closing Date"), New England Investment Companies, L.P. ("NEIC") announced that it had completed the acquisition of certain assets and assumption of certain of the liabilities of Aldrich, Eastman & Waltch, L.P. ("Aldrich, Eastman"), a Boston-based real estate investment advisory firm having $4 billion of net assets under management. These operations will be combined with those of NEIC's real estate advisory subsidiary, Copley Real Estate Advisors, Inc. ("Copley"), to form a firm with $7 billion of net assets under management that will operate under the name "AEW Capital Management, L.P.". With its combined knowledge of real estate and capital markets, the new firm will emphasize high-yield debt and equity strategies, real estate securities and client portfolio consulting. Aldrich, Eastman is currently a privately held partnership. NEIC announced that it had entered into the acquisition agreement with Aldrich, Eastman on October 15, 1996.

          Under the Partnership Admission Agreement (the "Agreement"), NEIC purchased certain assets and assumed approximately $5 million of liabilities of Aldrich, Eastman for a payment at the closing of $67.5 million, which was paid $52.5 million in cash and the issuance of 391,581 L.P. Units and a $5 million three-year amortizing note. In addition, up to $35 million in cash will be paid upon certain revenue targets being achieved by the new firm over the three calendar years following the Closing Date. The number of L.P. Units issued at the closing was determined at market value under a formula set forth in the Agreement. The acquisition will be accounted for under the purchase method of accounting and, as a result, NEIC will record a significant portion of the consideration as intangible assets for financial reporting purposes. The purchase price was based on expected future cash flows. NEIC financed the cash portion of the purchase price out of available partnership cash.

Item 7.           Financial Statements and Exhibits

(a)  Financial Statements of  Businesses Acquired.  Not required.

(b)  Pro Forma Financial Information.  Not required.

(c)  Exhibits.  The following exhibit is filed with this report:

     2. Form of Agreement Amending Partnership Admission Agreement dated December 10, 1996, amending the Partnership Admission Agreement dated October 14, 1996 (relating to the acquisition by New England Investment Companies, L.P. of assets of Aldrich, Eastman & Waltch, L.P.).

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereupon duly authorized.

                            NEW ENGLAND INVESTMENT COMPANIES, L.P.

                            By:  New England Investment Companies, Inc.,
                                 its general partner



Date:  December 10, 1996    By: /s/ Edward N. Wadswort
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                                    Edward N. Wadsworth
                                    Executive Vice President

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